Exhibit 99.1

FedEx Corp. Reports Increased Revenue, Operating Income

MEMPHIS, Tenn., December 20, 2016 ... FedEx Corp. (NYSE: FDX) today reported earnings of $2.59 per diluted share ($2.80 per diluted share on an adjusted basis) for the second quarter ended November 30, compared to earnings of $2.44 per diluted share a year ago ($2.58 per diluted share last year on an adjusted basis).

This year’s and last year’s quarterly consolidated earnings have been adjusted for:

	Second Quarter
Impact per diluted share	Fiscal 2017	Fiscal 2016
TNT Express integration and Outlook restructuring program costs	$0.18	$—
TNT Express intangible asset amortization	0.03	—
FedEx Ground legal matters	—	0.09
TNT Express acquisition expenses	—	0.04

“FedEx increased revenues and operating income despite continued low growth rates in the global economy. We are in the home stretch of our peak shipping season, and our service levels are high, thanks to the outstanding efforts of our hundreds of thousands of team members around the world,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “The integration of TNT Express into our broad portfolio of global business solutions is proceeding smoothly and according to plan.”

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Second Quarter Results

FedEx Corp. reported the following consolidated results for the second quarter (adjusted measures exclude TNT Express integration and Outlook restructuring program costs and intangible asset amortization expense from this year’s results and expenses related to FedEx Ground legal matters and the TNT Express acquisition from last year’s results):

	Fiscal 2017		Fiscal 2016
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$14.9 billion	$14.9 billion	$12.5 billion	$12.5 billion
Operating income	$1.17 billion	$1.23 billion	$1.14 billion	$1.20 billion
Operating margin	7.8%	8.3%	9.1%	9.6%
Net income	$700 million	$757 million	$691 million	$729 million
Diluted EPS	$2.59	$2.80	$2.44	$2.58

Operating income rose compared to last year primarily due to the inclusion of TNT Express and increased base rates and ongoing cost efficiencies at FedEx Express. These factors were partially offset by TNT Express integration and restructuring program costs and intangible asset amortization, and lower operating income at FedEx Ground and FedEx Freight.

A gain from the sale of an investment benefited the quarter’s results by $0.08 per diluted share. In addition, the adoption of a new accounting standard related to share-based payment transactions benefited the quarter’s results by $0.07 per diluted share.

Earnings Guidance

FedEx is unable to forecast the fiscal 2017 year-end mark-to-market (“MTM”) pension accounting adjustments. As a result, the company is unable to provide fiscal 2017 earnings guidance on a GAAP basis.

Before year-end MTM pension accounting adjustments, earnings for fiscal 2017 are now projected to be $10.95 to $11.45 per diluted share. This forecast includes TNT Express results and assumes moderate economic growth. The fiscal 2017 earnings forecast before year-end MTM pension accounting adjustments and excluding TNT Express integration and Outlook restructuring program costs and intangible asset amortization remains $11.85 to $12.35 per diluted share. The capital spending forecast for the fiscal year, which includes TNT Express, remains $5.6 billion.

“We are on track to achieve our fiscal 2017 earnings forecast, as we continue long-term investments in our networks,” said Alan B. Graf, FedEx Corp. executive vice president and chief financial officer. “While these network projects are impacting FedEx Ground’s near-term profitability, the investments will expand capacity, improve service and enhance long-term returns and cash flows.”

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Executive Appointments

The Board of Directors of FedEx Corporation has approved the elections of Donald F. Colleran as Executive Vice President, Chief Sales Officer, and Rajesh Subramaniam as Executive Vice President, Chief Marketing and Communications Officer, effective January 1, 2017. Messrs. Colleran and Subramaniam also will become members of the FedEx Strategic Management Committee on that date.

FedEx Express Segment

For the second quarter, the FedEx Express segment reported (adjusted measures exclude TNT Express integration costs):

	Fiscal 2017		Fiscal 2016
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$6.74 billion	$6.74 billion	$6.59 billion
Operating income	$636 million	$654 million	$622 million
Operating income YOY change %	2%	5%
Operating margin	9.4%	9.7%	9.4%

Revenue increased 2% due to increased base rates and higher package volume. U.S. domestic revenue per package increased 3% and U.S. freight revenue per pound increased 6%, both due to higher base rates. International export revenue per package increased 1% as higher base rates were partially offset by unfavorable currency exchange rates and lower fuel surcharges. International export average daily volume grew 2%, driven by growth in both FedEx International Priority® and FedEx International Economy®.

Operating results improved due to increased base rates and ongoing cost efficiencies. As-reported results include $18 million of TNT Express integration expenses. Fuel and currency exchange rates had a minimal impact on the quarter’s results.

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TNT Express Segment

For the second quarter, the TNT Express segment reported (adjusted measures exclude TNT Express integration and Outlook restructuring program costs and intangible asset amortization expense):

Fiscal 2017
	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$1.90 billion	$1.90 billion
Operating income	$70 million	$90 million
Operating margin	3.7%	4.7%

As-reported results include $10 million of intangible asset amortization expense and $10 million of integration and Outlook restructuring program costs.

FedEx Ground Segment

For the second quarter, the FedEx Ground segment reported:

	Fiscal 2017	Fiscal 2016	Change
Revenue	$4.42 billion	$4.05 billion	9%
Operating income	$465 million	$526 million	(12%)
Operating margin	10.5%	13.0%	(2.5 pts)

Revenue increased due to higher volume and yields. FedEx Ground average daily volume grew 5% in the second quarter, driven by e–commerce and commercial package growth. FedEx Ground yield increased 4% due to higher base rates.

Operating results decreased due to higher rent, depreciation and staffing as a result of network expansion, and increased purchased transportation rates.

FedEx Freight Segment

For the second quarter, the FedEx Freight segment reported:

	Fiscal 2017	Fiscal 2016	Change
Revenue	$1.60 billion	$1.55 billion	3%
Operating income	$88 million	$101 million	(13%)
Operating margin	5.5%	6.5%	(1.0 pts)

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Revenue increased 3% due to growth in less-than-truckload average daily shipments, partially offset by lower weight per shipment.

Operating results decreased due to the impact from lower average weight per shipment and higher information technology expenses.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $58 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 400,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks, Statistical Books and second quarter fiscal 2017 Earnings Presentation. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EST on December 20, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (“SEC”) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and

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uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame, our ability to match capacity to shifting volume levels, a significant data breach or other disruption to our technology infrastructure, changes in fuel prices or currency exchange rates, legal challenges or changes related to FedEx Ground’s owner-operators and the drivers providing services on their behalf, new U.S. domestic or international government regulation, our ability to effectively operate, integrate and leverage acquired businesses, disruptions or modifications in service by, or changes in the business of, the U.S. Postal Service, the impact from any terrorist activities or international conflicts and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Second Quarter Fiscal 2017 and Fiscal 2016 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted second quarter fiscal 2017 and 2016 consolidated operating income and margin, net income and earnings per share, and adjusted second quarter fiscal 2017 FedEx Express segment and TNT Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	TNT Express integration and Outlook restructuring program costs;

•	TNT Express intangible asset amortization;

•	Expenses in connection with the settlement of independent contractor litigation matters involving FedEx Ground; and

•	TNT Express acquisition expenses.

We expect to incur significant expenses over the next few years in connection with our integration of TNT Express and the Outlook restructuring program. We have adjusted the applicable fiscal 2017 second quarter financial measures to exclude these items because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and wages, advertising expenses and travel. Internal salaries and wages are included only to the extent the individuals are assigned full-time to integration activities. The Outlook restructuring program is a TNT Express legacy program that includes various initiatives focused on yield management, improved operational efficiency and productivity and improved customer service.

We will also have recurring intangible asset amortization expenses. The company and TNT Express incurred, and will continue incurring, these expenses solely as a result of the company’s acquisition of TNT Express and the related purchase accounting treatment. We excluded intangible asset amortization from the company’s and the TNT Express segment’s fiscal 2017 second quarter financial results to help investors understand the impact of these expenses on TNT Express’s base business and to facilitate the overall

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comparability of the company’s consolidated financial results. We will not adjust our financial results for intangible asset amortization beginning in fiscal 2018 because the company’s and the TNT Express segment’s financial results will be comparable year-over-year at that time. Given the timing and complexity of the TNT Express acquisition, the presentation of the TNT Express segment in the company’s financial statements, including the allocation of the purchase price, is preliminary and will likely change in future periods, perhaps significantly, as fair value estimates of the assets acquired and liabilities assumed are refined during the measurement period. We will complete our purchase price allocation no later than the fourth quarter of 2017.

The FedEx Ground legal matters are excluded from our fiscal 2016 second quarter financial measures because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

The TNT Express acquisition expenses are excluded from our fiscal 2016 second quarter financial measures because these items impacted the year-over-year comparability of our financial statements and are not related to our core operating performance.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

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Fiscal 2017 Earnings Guidance

Our fiscal 2017 earnings guidance is a non-GAAP financial measure because it excludes the fiscal 2017 year-end MTM pension accounting adjustments, projected fiscal 2017 TNT Express integration and Outlook restructuring program costs, and projected fiscal 2017 TNT Express intangible asset amortization. We have provided this non-GAAP earnings guidance measure for the same reasons that were outlined above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM pension accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our earnings guidance. For this reason, a full reconciliation of our fiscal 2017 earnings guidance to the most directly comparable GAAP measure is impracticable. It is reasonably possible, however, that our fourth quarter fiscal 2017 MTM pension accounting adjustments could have a material impact on our fiscal 2017 consolidated financial results. The last table included below outlines the impact of the items that are excluded from our earnings guidance, other than the year-end MTM pension accounting adjustments.

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Second Quarter Fiscal 2017

FedEx Corporation

					Diluted
	Operating		Income	Net	Earnings
Dollars in millions, except EPS	Income[1]	Margin	Taxes[2]	Income[3]	Per Share
GAAP measure	$1,167	7.8%	$378	$700	$2.59
TNT Express integration and Outlook restructuring program costs[4]	58	0.4%	8	50	0.18
TNT Express intangible asset amortization	10	0.1%	3	7	0.03

Non-GAAP measure	$1,234	8.3%	$389	$757	$2.80

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$636	9.4%
TNT Express integration costs	18	0.3%

Non-GAAP measure	$654	9.7%

TNT Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$70	3.7%
TNT Express integration and Outlook restructuring program costs	10	0.5%
TNT Express intangible asset amortization	10	0.5%

Non-GAAP measure	$90	4.7%

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Second Quarter Fiscal 2016

FedEx Corporation

					Diluted
	Operating		Income	Net	Earnings
Dollars in millions, except EPS	Income[1]	Margin[1]	Taxes[2]	Income[1,3]	Per Share[1]
GAAP measure	$1,137	9.1%	$364	$691	$2.44
FedEx Ground legal matters	41	0.3%	16	25	0.09
TNT Express acquisition expenses	17	0.1%	7	12	0.04

Non-GAAP measure	$1,196	9.6%	$387	$729	$2.58

Fiscal 2017 Earnings Guidance

		Diluted Earnings
Dollars in millions, except EPS	Adjustments	Per Share
Earnings per diluted share before MTM pension adjustments (non-GAAP)[5]		$10.95 to $11.45
TNT Express integration and Outlook restructuring program costs	$250
Income tax effect[2]	(63)

Net of tax effect	$187	0.69

TNT Express intangible asset amortization	$75
Income tax effect[2]	(19)

Net of tax effect	$56	0.21

Earnings per diluted share with adjustments[5]		$11.85 to $12.35

Notes:

1 –	Does not sum to total due to rounding.
2 –	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
3 –	Effect of “Total other (expense) income” on net income amount not shown.
4 –	These costs were recognized at FedEx Corporate ($30 million), FedEx Express ($18 million) and TNT Express ($10 million).
5 –	The year-end MTM pension accounting adjustments, which are impracticable to calculate at this time, are excluded.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2017

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2016	2015	%	2016	2015	%
Revenue:
FedEx Express segment	$6,743	$6,588	2%	$13,399	$13,179	2%
TNT Express segment	1,899	—	NM	3,703	—	NM
FedEx Ground segment	4,419	4,050	9%	8,709	7,880	11%
FedEx Freight segment	1,597	1,547	3%	3,255	3,148	3%
FedEx Services segment	414	403	3%	809	793	2%
Eliminations and other	(141)	(135)	4%	(281)	(268)	5%

Total Revenue	14,931	12,453	20%	29,594	24,732	20%
Operating Expenses:
Salaries and employee benefits	5,353	4,570	17%	10,664	9,095	17%
Purchased transportation	3,431	2,538	35%	6,671	4,882	37%
Rentals and landing fees	802	682	18%	1,592	1,377	16%
Depreciation and amortization	740	653	13%	1,479	1,301	14%
Fuel	658	615	7%	1,308	1,327	(1%)
Maintenance and repairs	579	529	9%	1,177	1,077	9%
Other	2,201	1,729	27%	4,272	3,392	26%

Total Operating Expenses	13,764	11,316	22%	27,163	22,451	21%
Operating Income:
FedEx Express segment	636	622	2%	1,260	1,167	8%
TNT Express segment	70	—	NM	56	—	NM
FedEx Ground segment	465	526	(12%)	1,075	1,063	1%
FedEx Freight segment	88	101	(13%)	223	233	(4%)
Eliminations, corporate and other	(92)	(112)	(18%)	(183)	(182)	1%

Total Operating Income	1,167	1,137	3%	2,431	2,281	7%
Other Income (Expense):
Interest, net	(119)	(74)	61%	(232)	(137)	69%
Other, net	30	(8)	NM	21	(5)	NM

Total Other Expense	(89)	(82)	9%	(211)	(142)	49%
Pretax Income	1,078	1,055	2%	2,220	2,139	4%
Provision for Income Taxes	378	364	4%	805	756	6%

Net Income	$700	$691	1%	$1,415	$1,383	2%

Diluted Earnings Per Share	$2.59	$2.44	6%	$5.24	$4.86	8%

Weighted Average Common and Common Equivalent Shares	270	283	(5%)	270	284	(5%)
Capital Expenditures	$1,466	$1,353	8%	$2,681	$2,562	5%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Second Quarter Fiscal 2017

(In millions)

	Nov. 30, 2016
	(Unaudited)	May 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$3,059	$3,534
Receivables, less allowances	7,575	7,252
Spare parts, supplies and fuel, less allowances	517	496
Prepaid expenses and other	901	707

Total current assets	12,052	11,989
Property and Equipment, at Cost	48,918	47,018
Less accumulated depreciation and amortization	23,611	22,734

Net property and equipment	25,307	24,284
Other Long-Term Assets
Goodwill	6,921	6,747
Other assets	2,068	2,939

Total other long-term assets	8,989	9,686

	$46,348	$45,959

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities
Current portion of long-term debt	$43	$29
Accrued salaries and employee benefits	1,765	1,972
Accounts payable	2,954	2,944
Accrued expenses	3,045	3,063

Total current liabilities	7,807	8,008
Long-Term Debt, Less Current Portion	13,553	13,733
Other Long-Term Liabilities
Deferred income taxes	2,148	1,567
Pension, postretirement healthcare and other benefit obligations	5,845	6,227
Self-insurance accruals	1,349	1,314
Deferred lease obligations	547	400
Deferred gains, principally related to aircraft transactions	145	155
Other liabilities	423	771

Total other long-term liabilities	10,457	10,434
Commitments and Contingencies
Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,946	2,892
Retained earnings	19,410	18,371
Accumulated other comprehensive loss	(425)	(169)
Treasury stock, at cost	(7,432)	(7,342)

Total common stockholders’ investment	14,531	13,784

	$46,348	$45,959

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Second Quarter Fiscal 2017

(In millions)

(Unaudited)

	Six Months Ended
	November 30
	2016	2015
Operating Activities:
Net income	$1,415	$1,383
Noncash charges:
Depreciation and amortization	1,479	1,301
Other, net	489	95
Gain from sale of an investment	(35)	—
Changes in operating assets and liabilities, net	(713)	(325)

Net cash provided by operating activities	2,635	2,454
Investing Activities:
Capital expenditures	(2,681)	(2,562)
Proceeds from asset dispositions and other	100	12

Net cash used in investing activities	(2,581)	(2,550)
Financing Activities:
Principal payments on debt	(43)	(17)
Proceeds from debt issuance	—	1,238
Proceeds from stock issuances	164	62
Dividends paid	(213)	(141)
Purchase of treasury stock	(334)	(1,101)
Other, net	(5)	(8)

Net cash (used in) provided by financing activities	(431)	33

Effect of exchange rate changes on cash	(98)	(53)

Net decrease in cash and cash equivalents	(475)	(116)
Cash and cash equivalents at beginning of period	3,534	3,763

Cash and cash equivalents at end of period	$3,059	$3,647

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2016	2015	%	2016	2015	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,709	$1,682	2%	$3,431	$3,340	3%
U.S. Overnight Envelope	422	397	6%	865	819	6%

Total U.S. Overnight	2,131	2,079	3%	4,296	4,159	3%
U.S. Deferred	834	826	1%	1,644	1,642	—

Total U.S. Package Revenue	2,965	2,905	2%	5,940	5,801	2%

International Priority	1,443	1,433	1%	2,877	2,897	(1%)
International Economy	605	568	7%	1,189	1,142	4%

Total International Export Package	2,048	2,001	2%	4,066	4,039	1%
International Domestic[1]	332	336	(1%)	652	663	(2%)

Total Package Revenue	5,345	5,242	2%	10,658	10,503	1%
Freight Revenue:
U.S.	612	578	6%	1,228	1,151	7%
International Priority	378	354	7%	738	704	5%
International Airfreight	27	32	(16%)	54	68	(21%)

Total Freight Revenue	1,017	964	5%	2,020	1,923	5%
Other Revenue[2]	381	382	—	721	753	(4%)

Total Express Revenue	$6,743	$6,588	2%	$13,399	$13,179	2%
Operating Expenses:
Salaries and employee benefits	2,604	2,513	4%	5,192	5,036	3%
Purchased transportation	603	616	(2%)	1,160	1,217	(5%)
Rentals and landing fees	398	399	—	799	809	(1%)
Depreciation and amortization	360	349	3%	708	696	2%
Fuel	509	517	(2%)	1,010	1,124	(10%)
Maintenance and repairs	339	330	3%	696	675	3%
Intercompany charges	463	462	—	925	907	2%
Other	831	780	7%	1,649	1,548	7%

Total Operating Expenses	6,107	5,966	2%	12,139	12,012	1%

Operating Income	$636	$622	2%	$1,260	$1,167	8%

Operating Margin	9.4%	9.4%	—	9.4%	8.9%	0.5 pts

1 - International Domestic revenues represent international intra-country operations.

2 - Includes FedEx Trade Networks and FedEx SupplyChain Systems.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Second Quarter Fiscal 2017

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2016	2015	%	2016	2015	%
PACKAGE STATISTICS[1]
Average Daily Package Volume (000s):
U.S. Overnight Box	1,283	1,290	(1%)	1,269	1,250	2%
U.S. Overnight Envelope	557	531	5%	563	536	5%

Total U.S. Overnight Package	1,840	1,821	1%	1,832	1,786	3%
U.S. Deferred	866	900	(4%)	845	882	(4%)

Total U.S. Domestic Package	2,706	2,721	(1%)	2,677	2,668	—

International Priority	409	402	2%	397	396	—
International Economy	189	186	2%	183	181	1%

Total International Export Package	598	588	2%	580	577	1%
International Domestic[2]	982	954	3%	928	903	3%

Total Average Daily Packages	4,286	4,263	1%	4,185	4,148	1%

Yield (Revenue Per Package):
U.S. Overnight Box	$21.15	$20.70	2%	$21.13	$20.89	1%
U.S. Overnight Envelope	12.00	11.87	1%	11.98	11.93	—

U.S. Overnight Composite	18.38	18.13	1%	18.31	18.20	1%
U.S. Deferred	15.30	14.55	5%	15.21	14.54	5%

U.S. Domestic Composite	17.39	16.94	3%	17.33	16.99	2%

International Priority	56.04	56.52	(1%)	56.66	57.19	(1%)
International Economy	50.75	48.53	5%	50.62	49.35	3%

Total International Export Composite	54.37	54.00	1%	54.75	54.73	—
International Domestic[2]	5.36	5.59	(4%)	5.49	5.73	(4%)

Composite Package Yield	$19.80	$19.52	1%	$19.90	$19.78	1%

FREIGHT STATISTICS[1]
Average Daily Freight Pounds (000s):
U.S.	8,177	8,213	—	8,121	7,738	5%
International Priority	2,743	2,605	5%	2,637	2,547	4%
International Airfreight	600	678	(12%)	592	643	(8%)

Total Avg Daily Freight Pounds	11,520	11,496	—	11,350	10,928	4%

Revenue Per Freight Pound:
U.S.	$1.19	$1.12	6%	$1.18	$1.16	2%
International Priority	2.18	2.16	1%	2.19	2.16	1%
International Airfreight	0.72	0.75	(4%)	0.71	0.83	(14%)

Composite Freight Yield	$1.40	$1.33	5%	$1.39	$1.37	1%

Operating Weekdays	63	63	—	128	128	—

1 -	Package and freight statistics include only the operations of FedEx Express.
2 -	International Domestic represents international intra-country operations.

TNT EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended	Six Months Ended
	November 30, 2016	November 30, 2016
FINANCIAL HIGHLIGHTS
Revenue	$1,899	$3,703
Operating Expenses:
Salaries and employee benefits	510	1,031
Purchased transportation	749	1,517
Rentals and landing fees	87	173
Depreciation and amortization	52	124
Fuel	56	110
Maintenance and repairs	40	76
Intercompany charges	5	5
Other	330	611

Total Operating Expenses	1,829	3,647

Operating Income	$70	$56

Operating Margin	3.7%	1.5%
OPERATING STATISTICS
Operating Weekdays	62	126
Package:
Average Daily Package Volume (000s)	1,071	993
Yield (Revenue Per Package)	$24.88	$25.40
Freight:
Average Daily Freight Pounds (000s)	3,484	3,595
Revenue Per Freight Pound	$0.59	$0.61

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2016	2015	%	2016	2015	%
FINANCIAL HIGHLIGHTS
Revenues:
FedEx Ground	$4,015	$3,677	9%	$7,906	$7,137	11%
GENCO	404	373	8%	803	743	8%

Total Revenues	4,419	4,050	9%	8,709	7,880	11%
Operating Expenses:
Salaries and employee benefits	820	696	18%	1,586	1,349	18%
Purchased transportation	1,861	1,712	9%	3,553	3,239	10%
Rentals	189	155	22%	370	300	23%
Depreciation and amortization	168	146	15%	331	292	13%
Fuel	3	2	50%	5	5	—
Maintenance and repairs	78	69	13%	154	138	12%
Intercompany charges	328	301	9%	653	598	9%
Other	507	443	14%	982	896	10%

Total Operating Expenses	3,954	3,524	12%	7,634	6,817	12%

Operating Income	$465	$526	(12%)	$1,075	$1,063	1%

Operating Margin	10.5%	13.0%	(2.5 pts )	12.3%	13.5%	(1.2 pts )
OPERATING STATISTICS[1]
Operating Weekdays	63	63	—	128	128	—
Average Daily Package Volume (000s)	8,005	7,623	5%	7,692	7,163	7%
Yield (Revenue Per Package)	$7.95	$7.64	4%	$8.02	$7.77	3%

1 -	Operating statistics include only the operations of FedEx Ground (including FedEx SmartPost).

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2016	2015	%	2016	2015	%
FINANCIAL HIGHLIGHTS
Revenue	$1,597	$1,547	3%	$3,255	$3,148	3%
Operating Expenses:
Salaries and employee benefits	761	731	4%	1,533	1,452	6%
Purchased transportation	250	246	2%	509	497	2%
Rentals	35	33	6%	65	76	(14%)
Depreciation and amortization	66	61	8%	130	120	8%
Fuel	92	95	(3%)	183	197	(7%)
Maintenance and repairs	55	53	4%	109	106	3%
Intercompany charges	124	112	11%	250	225	11%
Other	126	115	10%	253	242	5%

Total Operating Expenses	1,509	1,446	4%	3,032	2,915	4%

Operating Income	$88	$101	(13%)	$223	$233	(4%)

Operating Margin	5.5%	6.5%	(1.0 pts )	6.9%	7.4%	(0.5 pts )
OPERATING STATISTICS
LTL Operating Weekdays	62	62	—	127	127	—
Average Daily LTL Shipments (000s)
Priority	72.7	68.9	6%	72.6	67.7	7%
Economy	31.4	31.4	—	31.9	31.0	3%

Total Average Daily LTL Shipments	104.1	100.3	4%	104.5	98.7	6%
Weight Per LTL Shipment (lbs)
Priority	1,165	1,179	(1%)	1,171	1,189	(2%)
Economy	1,113	1,141	(2%)	1,105	1,155	(4%)

Composite Weight Per LTL Shipment	1,149	1,167	(2%)	1,151	1,178	(2%)
LTL Revenue/Shipment
Priority	$220.34	$218.52	1%	$218.89	$220.90	(1%)
Economy	261.28	263.47	(1%)	258.26	266.43	(3%)

Composite LTL Revenue/Shipment	$232.70	$232.60	—	$230.90	$235.23	(2%)
LTL Revenue/CWT
Priority	$18.92	$18.53	2%	$18.70	$18.58	1%
Economy	23.48	23.09	2%	23.37	23.07	1%

Composite LTL Revenue/CWT	$20.25	$19.93	2%	$20.07	$19.97	1%